Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Pharmaceuticals Announces License Agreement with Allergan plc Subsidiary for Epinephrine Pre-Filled Syringe

DUBLIN and SAN DIEGO--(May 10, 2016)- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) (“Adamis”) has entered into an exclusive licensing agreement with Allergan plc’s wholly owned subsidiary, Watson Laboratories, Inc. (“Watson”), to commercialize Adamis’ Epinephrine Pre-filled Syringe (“PFS”) product candidate for the emergency treatment of anaphylaxis.

Under the terms of the agreement, Watson will obtain commercial rights for the U.S. in exchange for an upfront fee and potential regulatory and performance based milestone payments totaling up to $32.5 million. Additionally, Watson will pay double-digit royalties to Adamis based on income from future sales of the PFS in the U.S. Adamis retains rights to commercialize the PFS in the rest of the world.

Dr. Dennis J. Carlo, President and CEO of Adamis, stated, “There is significant demand in the market for an alternative to the high-cost epinephrine auto-injectors. We feel that Allergan, through its planned merger with Teva, is the ideal partner to market our epinephrine PFS in the U.S. and by doing so, maximize the value of the product for our shareholders.”

“The epinephrine pre-filled syringe offers payers a cost effective option that can be utilized in specific treatment settings including hospitals and clinics, and will have applications with select patient populations.  We are pleased to be partnering with Adamis to commercialize this unique product offering,” said Andy Boyer, Allergan President of U.S. Generic Sales and Marketing.

As previously disclosed in public filings, Allergan’s Generics business will be transferred to Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) (“Teva”) pursuant to a pending sale transaction. This licensing agreement will have no material impact to the timing or likelihood of completion of Allergan’s transaction with Teva.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company focused on developing and commercializing products in the therapeutic areas of allergy and respiratory disease.  The Company’s current specialty pharmaceutical product candidates include the Epinephrine Injection PFS syringe product for use in the emergency treatment of anaphylaxis, APC-1000 and APC-5000 for the treatment of asthma and chronic obstructive pulmonary disease, and APC-2000 for the treatment of bronchospasms. Adamis’ wholly-owned subsidiary, US Compounding, is a 503B drug outsourcing facility that provides prescription medications to patients, physician clinics, hospitals and surgery centers throughout most of the United States.

For more information, visit Adamis’ website at www.adamispharmaceuticals.com.

Adamis Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future results of operations, including, but not limited to the following statements: the company’s beliefs concerning the timing and outcome of the FDA’s review of the company’s New Drug Application (NDA) relating to its Epinephrine PFS product candidate; the company's beliefs concerning the ability of its product candidates to compete successfully in the market; the company's beliefs concerning the safety and effectiveness of its product candidates; and future revenues expected from any of its product candidates. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Adamis' actual results to be materially different from these forward-looking statements. There can be no assurances the FDA will approve the NDA following resubmission of the NDA by the company, or that the product will be commercially successful if introduced. Certain of these risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov. Except to the extent required by law, Adamis expressly disclaims any obligation to update any forward-looking statements.

Contacts:

Adamis Investors:

Mark Flather
Director, Investor Relations

& Corporate Communications
(858) 412-7951

Mark Gundy

External Investor Relations

(972) 240-1873

markgundy@gmail.com